UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2023

Advanced Voice Recognition Systems, Inc. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-1342936 (Commission File Number)	98-0511932 (IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, AZ 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 704-4183
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVOI	OTC pkn

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

 Item 1.01.  Entry Into a Material Definitive Agreement.

The information provided in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2023 pursuant to an employment agreement Chung Cam, CPA became the Chief Financial Officer of the Company.

Mr. Cam previously served in various roles at Meta Platforms, Inc., an internet content and information company as a Risk and Controls Analyst; Allsaints USA Retail Limited, an international high fashion apparel retailer as a Finance Manager, Activision Blizzard, an interactive entertainment company and Green Dot Corporation, a credit services company as an internal auditor, and various public accounting firms as a financial statement and internal controls auditor.  He currently sits on the Board of Assessment Appeals for the County of Ventura and the Supervisory Committee of Ventura County Credit Union.  Mr. Cam is a managing member of various LLCs with over $10M of real estate holdings.

Mr. Cam holds an MBA in Finance from Pepperdine University, B.A. in Real Estate from Ashford University, and B.S. in Business Administration from the University of California, Riverside.  Mr. Cam also holds professional designations as a Certified Public Accountant (CPA), Certified Information Systems Auditor (CISA), Certified Internal Auditor (CIA), and is licensed as a real estate broker in the state of California.

Item 9.01 Financial Statements and Exhibits

Exhibit

10.3              Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.     ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: May 11, 2023

By: /s/ Walter Geldenhuys

Name: Walter Geldenhuys

Title: President, Chief Executive Officer